UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2014

PennyMac Financial Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001- 35916	80-0882793
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6101 Condor Drive, Moorpark, California	93021
(Address of principal executive offices)	(Zip Code)

(818) 224-7442

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 30, 2014, PennyMac Financial Services, Inc. (the “Company”), through its indirect controlled subsidiary, PennyMac Loan Services, LLC (“PLS”), entered into an amendment to its amended and restated master repurchase agreement, dated as of May 3, 2013, by and among Credit Suisse First Boston Mortgage Capital LLC (“CSFB”), on the one hand, and PLS and its parent company, Private National Mortgage Acceptance Company, LLC (“PNMAC”), on the other hand (the “Repurchase Agreement”).

Pursuant to the terms of the Repurchase Agreement, PLS may sell, and later repurchase, newly originated mortgage loans.  The Repurchase Agreement is generally used to fund newly originated mortgage loans that are originated through PLS’s retail channel or purchased from correspondent lenders through a subsidiary of PennyMac Mortgage Investment Trust and, in either case, held by PLS pending sale and/or securitization.  The principal amount paid by CSFB for each eligible mortgage loan under the Repurchase Agreement is based on a percentage of the lesser of the market value or the unpaid principal balance of such mortgage loan. Upon the repurchase of a mortgage loan, PLS is required to repay CSFB the principal amount related to such mortgage loan plus accrued interest (at a rate reflective of the current market and based on CSFB’s cost of funds plus a margin) to the date of such repurchase.  The obligations of PLS are fully guaranteed by PNMAC.

Under the terms of the amendment, the maximum aggregate purchase price provided for in the Repurchase Agreement was increased from $300 million to $800 million for the purpose of financing government loans serviced by PLS that are either re-performing or severely delinquent and, in either case, purchased by PLS out of Ginnie Mae securities (the “GNMA Loans”).  The re-performing GNMA Loans are held by PLS pending re-securitization while the severely delinquent GNMA Loans are held by PLS pending liquidation or an alternative resolution.  Of the $800 million maximum aggregate purchase price, the maximum purchase price with respect to the GNMA Loans is $500 million.

The Company, through PLS, is required to pay CSFB a commitment fee relating to the increase in the maximum aggregate purchase price, as well as certain other costs and expenses associated with the preparation of the amendment.  All other terms and conditions of the Repurchase Agreement remain the same in all material respects.

The foregoing description of the amendment to the Repurchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the amendment, which has been filed with this Current Report on Form 8-K as Exhibit 10.1, and the full text of the Repurchase Agreement, which was filed as Exhibit 10.36 to the Registrant’s Amendment No. 5 to Form S-1 Registration Statement on May 7, 2013, and any amendments to the Repurchase Agreement filed thereafter.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this report is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1

Amendment No. 4 to Amended and Restated Master Repurchase Agreement, dated as of April 30, 2014, by and among Credit Suisse First Boston Mortgage Capital LLC, PennyMac Loan Services, LLC and Private National Mortgage Acceptance Company, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNYMAC FINANCIAL SERVICES, INC.

Dated: May 5, 2014	/s/ Anne D. McCallion
Anne D. McCallion
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1

Amendment No. 4 to Amended and Restated Master Repurchase Agreement, dated as of April 30, 2014, by and among Credit Suisse First Boston Mortgage Capital LLC, PennyMac Loan Services, LLC and Private National Mortgage Acceptance Company, LLC.